Exhibit 2.1

Investment and Restructuring Agreement

By and Among

ViCapsys Life Sciences, Inc.,

ViCapsys, Inc.,

YPH, LLC,

the Additional Investors Who May Become a Party Hereto,

Athens Encapsulation Inc.,

Stephen McCormack,

Steve Gorlin,

and

Charles Farrahar

i

ii

Annex 1		Form of Counterpart Signature Page

Exhibits:
Exhibit A	-	Form of Warrant
Exhibit B	-	Form of Lease Assignment
Exhibit C	-	Form of Contract Assignment Agreement
Exhibit D	-	Form of Asset and Liabilities Assignment Agreement
Exhibit E	-	Form of Employee Releases
Exhibit F	-	Form of Option Amendment Agreement
Exhibit G	-	Contributed Assets and Liabilities

iii

Investment and Restructuring agreement

Dated as of APRIL 11, 2019

This Investment and Restructuring Agreement (this “Agreement”), dated as of the date first set forth above (the “Effective Date”), is entered into by and among (i) ViCapsys Life Sciences, Inc., a Florida corporation (the “Company”); (ii) ViCapsys, Inc., a Florida corporation and a wholly owned subsidiary of the Company (“VI”); (iii) YPH, LLC, a Texas limited liability company (“YPH”); (iv) Stephen McCormack, the Chief Executive Officer and a Director of the Company (“Mr. McCormack”); (v) Steve Gorlin, a Director of the Company (“Mr. Gorlin”); (vi) Charles Farrahar, the Chief Financial Officer of the Company (“Mr. Farrahar”); (vii) Athens Encapsulation Inc. a Georgia corporation and a wholly owned subsidiary of VI (“AEI”) and (vii) the Additional Investors (as defined below) who may become a party to this Agreement pursuant to the provisions of Section 2.02. Mr. McCormack, Mr. Gorlin, Mr. Farrahar and AEI may be collectively referred to herein as the “AEI Parties” and each individually as an “AEI Party.” The Company, VI, YPH, the Additional Investors, Mr. McCormack, Mr. Gorlin, Mr. Farrahar and AEI may be collectively referred to herein as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Company and Investors desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Investors, and the Investors shall purchase from the Company, certain shares of the Company’s Common Stock; and

WHEREAS, the Company and VI desire to transfer certain assets to AEI in return for the assumption of certain liabilities as set forth herein; and

WHEREAS, the Parties wish to undertake certain additional actions as set forth herein related to the restructuring of the Company, which actions and the resulting restructuring shall benefit all of the shareholders of the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I Definitions

Section 1.01 Definitions. The following terms have the meanings specified or referred to in this Article I:

(a) “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b) “Additional Investors” has the meaning set forth in Section 2.02(c).

(c) “Additional Work Order” means any Work Order beyond the First Work Order.

(d) “Advisors” means, with respect to any Person, such Person’s attorneys, accountants, purchaser representatives and/or tax advisors.

(e) “AEI Common Stock” has the meaning set forth in Section 5.02(a).

(f) “AEI Designation” has the meaning set forth in Section 2.01(b).

(g) “AEI Indemnitees” has the meaning set forth in Section 11.05.

(h) “AEI Material Adverse Effect” means a Material Adverse Effect on AEI.

(i) “AEI Party Indemnitees” has the meaning set forth in Section 11.06.

(j) “AEI Party Material Adverse Effect” means a Material Adverse Effect on the applicable AEI Party (other than AEI).

(k) “AEI Party” has the meaning set forth in the recitals.

(l) “AEI Preferred Payment” has the meaning set forth in Section 2.01(b).

(m) “AEI Preferred Stock” has the meaning set forth in Section 2.01(b).

(n) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(o) “Agreement” has the meaning set forth in the preamble.

(p) “Aperisys Payables” has the meaning set forth in Exhibit G.

(q) “Assets and Liabilities Assignment Agreement” has the meaning set forth in Section 2.04(d).

(r)   “Athens Employees’ Options” has the meaning set forth in Section 2.06(b).

(s)   “Athens Employees” has the meaning set forth in Section 2.05(e).

(t)    “Athens Facility” has the meaning set forth in Section 2.04(a).

(u) “Athens Lease” has the meaning set forth in Section 2.04(a).

(v) “Athens Payables” has the meaning set forth in Exhibit G.

(w) “Books and Records” has the meaning set forth in Section 3.25.

(x) “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Florida are authorized or required by Law to be closed for business.

(y) “Claim” has the meaning set forth in Section 9.01(a).

(z) “Closing Date” has the meaning set forth in Section 2.07.

(aa) “Closing” has the meaning set forth in Section 2.07.

(bb) “Code” means the Internal Revenue Code of 1986, as amended.

(cc) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(dd) “Common Stock” has the meaning set forth in Section 2.02(a).

(ee) “Company Board” has the meaning set forth in Section 2.05(a).

(ff) “Company Indemnitees” has the meaning set forth in Section 11.04.

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(gg) “Company Material Adverse Effect” means a Material Adverse Effect on the Company, together with any of its Subsidiaries.

(hh) “Company” has the meaning set forth in the recitals.

(ii) “Contemplated Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

(jj) “Contracts”means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

(kk) “CS Deferred Salaries” has the meaning set forth in Exhibit G.

(ll) “Diligence Items” has the meaning set forth in Section 8.01.

(mm) “Direct Claim” has the meaning set forth in Section 11.07(c).

(nn) “Dispute” has the meaning set forth in Section 12.10(a).

(oo) “Disqualification Event” has the meaning set forth in Section 3.19.

(pp) “Due Diligence Period” has the meaning set forth in Section 8.01.

(qq) “Effective Date” has the meaning set forth in the recitals.

(rr) “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership in the amount of $10,000 or more.

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(ss) “Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(tt) “Environmental Laws” has the meaning set forth in Section 3.13.

(uu) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(vv) “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual.

(ww) “First Otsuka Payment” has the meaning set forth in Section 2.04(c).

(xx) “First Work Order” has the meaning set forth in Section 2.04(c).

(yy) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(zz) “Governmental Authorization” means any (a) consent, license, registration, or permit issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law; or (b) right under any Contract with any Governmental Authority.

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(aaa) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(bbb) “Indemnified Party” has the meaning set forth in Section 11.07.

(ccc) “Indemnifying Party” has the meaning set forth in Section 11.07.

(ddd) “Intellectual Property” means all of the following and similar intangible property and related proprietary rights, interests and protections, however arising, pursuant to the Laws of any jurisdiction throughout the world: (i) trademarks, service marks, trade names, brand names, logos, trade dress and other proprietary indicia of goods and services, whether registered or unregistered, and all registrations and applications for registration of such trademarks, including intent-to-use applications, all issuances, extensions and renewals of such registrations and applications and the goodwill connected with the use of and symbolized by any of the foregoing; (ii) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority; (iii) original works of authorship in any medium of expression, whether or not published, all copyrights (whether registered or unregistered), all registrations and applications for registration of such copyrights, and all issuances, extensions and renewals of such registrations and applications; (iv) confidential information, formulas, designs, devices, technology, know-how, research and development, inventions, methods, processes, compositions and other trade secrets, whether or not patentable; and (v) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications.

(eee) “Investor Material Adverse Effect” means a Material Adverse Effect on the applicable Additional Investor.

(fff) “Investors” has the meaning set forth in Section 2.02(c).

(ggg) “Issuer Covered Person” has the meaning set forth in Section 3.19.

(hhh) “Knowledge of AEI” means the actual knowledge of Mr. McCormack or Mr. Farrahar, provided that such persons will be charged with the knowledge that a reasonable person in their positions at AEI would have gained through the customary discharge of their duties.

(iii) “Knowledge of the Company” means the actual knowledge of Mr. McCormack or Mr. Farrahar, provided that such persons will be charged with the knowledge that a reasonable person in their positions at the Company would have gained through the customary discharge of their duties.

(jjj) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

(kkk) “Liability” or “Liabilities” means any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, including without limitation any penalties, interest and/or excise tax as may be applicable.

(lll) “License Agreement” has the meaning set forth in Section 3.23.

(mmm) “Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or any other restriction.

(nnn) “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

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(ooo) “Material Adverse Effect” means, as to any Person, any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the applicable Person, or (b) the ability of the applicable Person to consummate the Contemplated Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economy or securities or financial markets in general; (ii) changes, conditions or effects that generally affect the industries in which the Company operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii) or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on the applicable Person compared to other participants in the industries in which the applicable Person conducts its businesses.

(ppp) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities representing at least ten percent (10%) of the outstanding equity interests in a Person.

(qqq) “MSA” has the meaning set forth in Section 2.04(c).

(rrr) “Notice of Dispute” has the meaning set forth in Section 12.10(b).

(sss) “Organizational Documents” means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the certificate of formation and limited liability company agreement, operating agreement, or like agreement of a limited liability company; (c) the partnership agreement and any statement of partnership of a general partnership; (d) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (e) any charter or agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to or restatement of any of the foregoing.

(ttt) “Otsuka” has the meaning set forth in Section 2.01(a).

(uuu) “Parties” has the meaning set forth in the recitals.

(vvv) “Party” has the meaning set forth in the recitals.

(www) “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

(xxx) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

(yyy) “Purchase Price” has the meaning set forth in Section 2.02(b).

(zzz) “Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

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(aaaa) “Related Person” means (i) each other member of an individual’s Family; (ii) any Person that is directly or indirectly controlled by such Person, individual or any one or more members of such individual’s Family; (iii) any Person in which such Person or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which such Person one or more members of such individual’s Family serves as a director, officer, partner, manager, executor, or trustee (or in a similar capacity).

(bbbb) “Released Claim” has the meaning set forth in Section 9.01(a).

(cccc) “Releasee” has the meaning set forth in Section 9.01(a).

(dddd) “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(eeee) “SCS Advances” has the meaning set forth in Exhibit G.

(ffff) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(gggg) “Series A Stock” has the meaning set forth in Section 3.02(a).

(hhhh) “Series B Stock” has the meaning set forth in Section 3.02(a).

(iiii) “Shares” has the meaning set forth in Section 2.02(b).

(jjjj) “Subsidiary” as to any Person, shall mean any entity which is directly or indirectly, through one or more intermediaries, controlled by such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(kkkk) “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(llll) “Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

(mmmm) “Term” has the meaning set forth in Section 2.05(b).

(nnnn) “Third Party Claim” has the meaning set forth in Section 11.07(a).

(oooo) “Transaction Documents” means this Agreement, the Warrant, the Lease Assignment Agreement, the Contract Assignment Agreement, the Assets and Liabilities Assignment Agreement, the Employee Releases, the Option Amendment Agreement and any other agreements, Contracts, certificates or documents entered into in connection with this Agreement and the consummation of the transactions as set forth herein.

(pppp) “YPH” has the meaning set forth in the preamble.

(qqqq) “YPH Directors” has the meaning set forth in Section 2.05(b).

(rrrr) “YPH Indemnitees” has the meaning set forth in Section 11.02.

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(ssss) “YPH Material Adverse Effect” means a Material Adverse Effect on YPH.

Section 1.02  Interpretive Provisions. Unless the express context otherwise requires:

(a) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) references herein to any gender shall include each other gender;

(g) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and

(l) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II Investment and Restructuring

Section 2.01 General Actions.

(a) Following the Effective Date and prior to the Closing, the Company shall provide to YPH copies of any and all manufacturing contracts to which the Company and/or any of its subsidiaries are party with Otsuka Pharmaceutical Factory, Inc. (“Otsuka”).

(b) Following the Effective Date and prior to the Closing, the Board of Directors of AEI shall adopt, file with the Secretary of State of the State of Georgia and make effective a certificate of designations for a class of preferred stock of AEI to be comprised of 400 shares of preferred stock (the “AEI Preferred Stock”), in form and substance as reasonably satisfactory to the Company, YPH and AEI (the “AEI Designation”). The AEI Designation shall provide that, prior to making any distributions on any of its other equity securities, AEI shall pay in full the SCS Advances, the CS Deferred Salaries, the Athens Payables and the Aperisys Payables, and thereafter that the AEI Preferred Stock is entitled to receive all distributions made by AEI on any of its equity securities up to a total of $4,000,000 (the “AEI Preferred Payment”) and, thereafter, following full payment of the AEI Preferred Payment, the AEI Preferred Stock shall automatically be converted into a number of shares of AEI Common Stock such that it is equal to 20% of all issued and outstanding AEI Common Stock at such time. The AEI Designation shall also provide that AEI may not amend the AEI Designation without the prior written approval of holders of a majority of the AEI Preferred Stock.

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(c) Prior to the Closing Date AEI shall provide to the Company and YPH a schedule of all of the employees, officers and directors of AEI, setting forth the total cash and other compensation payable to such persons as of the Closing Date. The AEI Designation shall provide that, following the Closing Date and for as long as the AEI Preferred Stock is issued and outstanding, any agreement or Contract entered into by AEI pursuant to which AEI shall pay to any of its shareholders or Affiliates of any of its shareholders any compensation or payment in excess of $200,000 per year shall, be subject to the prior written approval of the holders of a majority of the AEI Preferred Stock, which approval shall not be unreasonably withheld.

(d) Subject to the terms and conditions set forth herein, at the Closing (as defined below) the Parties shall undertake the actions as set forth herein.

Section 2.02 YPH And Related Parties Investment.

(a) At the Closing, the Company shall issue and sell to the Investors (as defined in Section 2.02(c)), and the Investors shall acquire from the Company, a number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at a price per share of $0.25, and warrants to acquire additional shares of Common Stock, substantially in the form as attached hereto as Exhibit A (each, a “Warrant”). The Warrant shall have a three year exercise term and shall be for the purchase of a number of shares of Common Stock equal to the number of shares of Common Stock to be acquired by such Investor at the Closing, and shall be exercisable at a price per share of Common Stock of $0.50. One Warrant shall be issued to each Investor.

(b) Between the Effective Date and the Closing Date, the Company and YPH shall reasonably negotiate to agree on the number of shares of Common Stock to be acquired by the Investors (collectively) at the Closing pursuant to Section 2.02(a), which the Parties agree shall be between 2,000,000 shares and 4,000,000 shares (i.e., a total purchase price of between $500,000 and $1,000,000). The shares of Common Stock to be acquired by the Investors pursuant to the terms and conditions herein shall be referred to as the “Shares,” the Shares and the Warrant together shall be referred to as the “Company Securities” and the total purchase price to be paid for the Company Securities shall be equal to the number of shares of Common Stock to be acquired by the Investors at the Closing (for the avoidance of doubt, excluding any shares of Common Stock that may be acquired pursuant to the Warrant) multiplied by $0.25 (the “Purchase Price”).

(c) The Companies Securities shall be acquired by YPH and certain additional parties that shall be identified by YPH prior to the Closing (the “Additional Investors” and, together with YPH, the “Investors”). Each Additional Investor, as a condition of becoming an Investor herein, shall execute a counterpart joinder signature page to this Agreement in the form as attached at Annex 1 hereto, pursuant to which the Additional Investor shall join this Agreement as an Additional Investor (and therefore as an “Investors” and will give the representations and warranties as set forth in Article IV. Each Additional Investor shall be subject to the approval of the Company, such approval not to be unreasonably withheld, conditioned or delayed.

Section 2.03 Redemption Right.

(a) For a period from the Closing to the 60th day following the Closing, the Company shall have a right to redeem and repurchase from the Investors all, but not less than all, of the Company Securities acquired at the Closing, at a redemption price of $0.50 per share of Common Stock and, upon such redemption, the Warrants issued with respect to such shares of Common Stock shall be cancelled and terminated and shall be of no further force or effect, with no additional payment therefor.

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(b) By way of illustration and not limitation, in the event that an Investor acquired 100,000 shares of Common Stock at the Closing and was issued a Warrant to acquire 100,000 additional shares of Common Stock at the Closing, the redemption price payable to such Investor shall be $50,000 for the redemption of the 100,000 shares of Common Stock, and the Warrant to acquire the 100,000 additional shares of Common Stock shall be cancelled and terminated and shall be of no further force or effect, with no additional payment therefor.

(c) The Company shall provide notice to the Investors of the Company’s election to undertake the redemption of the Company Securities pursuant to this Section 2.03 on or before the 60th day following the Closing, in accordance with the provisions of Section 12.02 and if such notice is not received by the Investors on or prior to such date the Company shall no longer have the right to undertake any such redemption pursuant to this Section 2.03. If the Company elects to exercise its rights pursuant to this Section 2.03 and validly does so, the closing of the redemption hereunder shall occur on the third Business Day following the receipt of the notice required hereunder.

(d) The redemption price for the redemption of the Company Securities pursuant to this Section 2.03 shall be paid in cash (via wire transfer to accounts as designated by the applicable Investors) in full at the closing of the redemption. Each of the Parties covenants and agrees to executing and delivering such documents and undertaking such actions as reasonably required to effect the intent of this Section 2.03, provided that the Parties acknowledge and agree that the Investors shall not be required to agree to any additional limitations, covenants or agreements in connection therewith and shall provide customary representations with respect to the Company Securities, including as to their ownership of the Company Securities at such time, free and clear of all Liens.

Section 2.04 Athens Facility.

(a) The Parties acknowledge and agree that the Company and/or VI undertake certain micro-encapsulation of pig islets  at a facility of the Company located in Athens, Georgia (the “Athens Facility”), which is leased by VI pursuant to a lease between VI and the University of Georgia (the “Athens Lease”).

(b) Effective as of the Closing, VI shall assign the Athens Lease to AEI, pursuant to the Lease Assignment and Assumption Agreement, substantially in the form as attached hereto as Exhibit B (the “Lease Assignment”). The Parties acknowledge and agree that the assignment of the Athens Lease shall require the consent of the lessor of the Athens Facility, and the AEI Parties undertake to exercise their commercially reasonable efforts to obtain such consent.

(c) The Parties further acknowledge and agree that the Company is a party to the Master Service Agreement dated as of October 25, 2018, by and between Otsuka and the Company (the “MSA”) providing the framework for the Athens Facility to be a contract manufacturer for Otsuka. Pursuant to the MSA, the Company and Otsuka entered into a Work Order dated October 30, 2018 (the “First Work Order”) and pursuant to which the Company agreed to perform certain services for Otsuka and in consideration for which Otsuka agreed to pay the Company the sum of $742,586  The Company has received $742,586 from Otsuka with respect to the First Work Order (the “First Otsuka Payment”). At the Closing, the Company shall assign all right, title and interest of the Company in the MSA, the First Work Order and any Additional Work Order to AEI, pursuant to a Contract Assignment and Assumption Agreement substantially in the form as attached hereto as Exhibit C (the “Contract Assignment Agreement”). The Parties acknowledge and agree that the assignment of the MSA, the First Work Order and any Additional Work Order shall require the consent of Otsuka and the AEI Parties undertake to exercise their commercially reasonable efforts to obtain such consent.

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(d) At the Closing, the Company shall, or shall cause VI to, (i) contribute to AEI all of assets of VI and the Company as set forth on Exhibit G (the “Contributed Assets”), and AEI shall accept the same, and (ii) assign to AEI all of the liabilities of VI and the Company as set forth on Exhibit G (the “Assumed Liabilities”), and AEI shall assume all the same, in each case pursuant to an Asset and Liabilities Assignment and Assumption Agreement, substantially in the form as attached hereto as Exhibit D (the “Assets and Liabilities Assignment Agreement”).

(e) Prior to the Closing, AEI will deliver to the Company written reports detailing the experiments and experimental results conducted at the Athens Facility relating to the Company’s products and technology. Notwithstanding the foregoing, nothing in this Section 2.04(e) shall require AEI to provide to the Company any proprietary information belonging to Otsuka or any other third party for whom AEI is providing contract manufacturing services, nor shall this Section 2.04(e) require AEI to provide to the Company any reports relating to the work performed by AEI for Otsuka or any other such third party clients.

(f) The Parties acknowledge and agree that, as of and following the Closing, VI shall retain the right to use any and all know-how relating to “encapsulation technology” currently utilized at the Athens Facility in order to develop and/or manufacture any products covered by patents or patent applications owned or controlled by VI and know-how related thereto, including know-how regarding the use of CXCL12 and all Intellectual Property rights related thereto. As between the Parties, the Company and VI shall retain all rights to the use of CXCL12, and the AEI Parties agree that neither they nor any of their respective Affiliates, Representatives or employees shall use CXCL12 or any analogues in any of its activities.

Section 2.05 Changes to the Company’s and VI’s Officers; Directors and Employees.

(a) At the Closing, Mr. McCormack and Mr. Gorlin will resign from the Board of Directors of the Company (the “Company Board”) and from all positions as officers or employees of the Company and VI.

(b) At the Closing, the Company shall take such actions as required to name two persons as designated by YPH (the “YPH Directors”) prior to the Closing Date to the Company Board, to serve in such positions until successors are elected and qualified or their earlier respective death, resignation or removal from office. If at any time from the Closing Date to the second anniversary of the Closing Date (the “Term”), a YPH Director is removed at any time as a director on the Company Board for any reason, or if a YPH Director vacates the Company Board due to the death, disability, retirement or resignation, then YPH shall have the right to appoint a replacement YPH Director, and the provisions herein shall apply to such replacement person. The Company further agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Section 2.05 are effective and that the Parties enjoy the benefits of this Agreement, including without limitation, the use of the Company’s best efforts to cause the nomination and election of the YPH Directors as provided herein. The Parties further acknowledge and agree that Mr. Federico Pier shall remain on the Company Board as of the Closing.

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(c) During the Term, each Party agrees to vote any and all shares of capital stock of the Company then held by such Party or with respect to which such Party has the right to vote, or over which such Party has voting control (whether held now, as of the Closing Date or any time during the Term), from time to time and at all times, in whatever manner as shall be necessary, at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, “FOR” the approval or election of the YPH Directors to the Company Board. In the event that, during the Term, any Party transfers in any manner any of the shares of capital stock of the Company then held by such Party, or the right to vote thereof or any interest therein, then, prior to and as a condition of such transfer or transaction, the recipient thereof shall enter into a voting agreement with the Company and YHP, in form and substance as reasonably satisfactory to the Company and YPH, pursuant to which such recipient agrees to vote such shares of capital stock of the Company “FOR” the approval or election of the YPH Directors to the Company Board and otherwise agrees to be bound to the provisions of this Section 2.05(c) as though a Party to this Agreement.

(d) Effective as of the Closing, the Company shall take such actions as required to appoint Frances Toneguzzo to serve as the Chief Operating Officer of the Company and to appoint Federico Pier to serve as the Executive Chairman of the Company.

(e) The Parties acknowledge and agree that certain employees of the Company and/or VI provide services to the Company and/or VI solely or mainly with respect to the operations of the Athens Facility (the “Athens Employees”), and that, effective as of the Closing, the Company shall terminate the employment of all of the Athens Employees and such Athens Employees shall be hired and engaged by AEI. In connection with such engagement by AEI, each Athens Employee shall execute a consent agreeing to such change of employer which shall include a release in favor of the Company and VI, each substantially in the form as attached hereto as Exhibit E (the “Employee Releases”). The identity of the Athens Employees required to sign the Employee Releases shall be reasonably agreed by the Parties prior to the Closing.

(f) At the Closing, Mr. McCormack, who shall continue to serve as the Chief Executive Officer of AEI as of the Closing, shall reduce his salary to an annual amount of $200,000.

Section 2.06 Additional Transactions.

(a) At the Closing, and in consideration of the Contemplated Transactions, AEI shall issue to the Company the AEI Preferred Stock.

(b) At the Closing, all unexercised options of the Company outstanding as of immediately prior to the Closing Date held by Athens Employees (the “Athens Employees’ Options”) shall, as of the Closing Date, be automatically cancelled and no longer represent the right to acquire the Common Stock of the Company or any other securities of AEI, the Company or any of their respective affiliates, and all agreements between the Company and any Athens Employees relating to such Athens Employees’ Options shall be deemed terminated in their entirety, void and of no further force or effect, in each case pursuant to cancellation agreements as reasonably acceptable to AEI, the Company and YPH.

(c) At the Closing, AEI shall issue a total of 1,600 shares of AEI Common Stock (as defined below) to the certain persons as agreed to by the Parties prior to the Closing, and the Parties acknowledge and agree that such persons shall be the officers and directors of AEI as of immediately following the Closing and the Athens Employees.

(d) At the Closing, Mr. McCormack and the Company shall enter an Option Amendment Agreement, substantially in the form as attached hereto as Exhibit F (the “Option Amendment Agreement”) pursuant to which the Option Agreement between the Company and Mr. McCormack, dated as of March 20, 2017, shall be amended for the purpose of (i) reducing the number of Mr. McCormack’s options from 1,440,000 to 600,000; and (ii) extending the exercise period of Mr. McCormack’s options from three (3) months to three (3) years following the Closing Date.

Section 2.07 Closing. Subject to the terms and conditions herein, the closing of the Contemplated Transactions (the “Closing”) shall be held telephonically and via the exchange of documents via email, at 10:00 a.m., Eastern time, on the date (the “Closing Date”) that is five (5) Business Days after the date on which all of the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction of those conditions) shall have been satisfied, or waived by the Party entitled to waive the same, or at such other time, place and date that Parties may agree in writing. At the Closing, each of the Parties shall deliver the items and undertake the actions as set forth in Section 2.08.

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Section 2.08 Closing Obligations and Deliverables. At the Closing:

(a) Each Investor shall deliver:

(i) To the Company, the Purchase Price for the Company Securities to be acquired by such Investor, by wire transfer of immediately available funds, pursuant to wire instructions provided by the Company on the Effective Date;

(ii) To the Company and to AEI on behalf of the AEI Parties, a certificate of the Secretary of such Investor, dated as of the Closing Date, in form and substance satisfactory to the Company and AEI (A) attaching and certifying copies of any resolutions of such Investors managers or Board of Directors, or other governing body, as applicable, relating to this Agreement, the other Transaction Documents or the Contemplated Transactions, (B) certifying the name, title and true signature of each officer of such Investor executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby, and (C) attaching and certifying (1) a true, correct and complete copy of the organizational documents of such Investor as in effect as of the Closing Date, certified by the Secretary of State of the State of such Investor’s organization, and (2) a certificate of good standing and legal existence of such Investor issued by the Secretary of State of the State of such Investor’s organization and dated within three Business Days of the Closing Date;

(iii) To the Company and to AEI on behalf of the AEI Parties, a certificate of the Secretary of such Investor, dated as of the Closing Date, in form and substance satisfactory to the Company and AEI; certifying that the matters set forth in Section 7.02(c), Section 7.02(d), Section 7.03(b) and Section 7.03(c) are true and correct; and

(iv) such other documents as any other Party may reasonably request for the purpose of facilitating the consummation or performance of any of the Contemplated Transactions.

(b) The Company shall deliver:

(i) To the applicable Investor, stock certificates evidencing all of the Shares being acquired by such Investor, free and clear of Encumbrances;

(ii) To the applicable Investor, the Warrant being acquired by such Investor, duly executed by an authorized officer of the Company;

(iii) To YPH on behalf of all of the Investors, and to AEI on behalf of the AEI Parties, a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance satisfactory to YPH and AEI (A) attaching and certifying copies of any resolutions of the Company Board relating to this Agreement, the other Transaction Documents or the Contemplated Transactions, (B) certifying the name, title and true signature of each officer of the Company executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby, and (C) attaching and certifying (1) a true, correct and complete copy of the Articles of Incorporation of the Company as in effect as of the Closing Date, certified by the Secretary of State of the State of Florida, (2) the Articles of Incorporation of VI as in effect as of the Closing Date, certified by the Secretary of State of the State of Florida; (3) the Bylaws of the Company as in effect as of the Closing Date; and (4) the Bylaws of VI as in effect as of the Closing Date, and (ii) a certificate of good standing and legal existence of each of the Company and VI, issued by the Secretary of State of the State of Florida and dated within three Business Days of the Closing Date;

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(iv) To YPH on behalf of all of the Investors, and to AEI on behalf of the AEI Parties, a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance satisfactory to the Company; certifying that the matters set forth in Section 7.01(b), Section 7.01(c), Section 7.03(d) and Section 7.03(e) are true and correct;

(v) To AEI, each of the Lease Assignment Agreement, the Contract Assignment Agreement, the Assets and Liabilities Assignment Agreement and the Option Amendment Agreement, in each case duly executed by an authorized officer of the Company, VI;

(vi) To AEI, the Employee Releases, in each case duly executed by an authorized officer of the Company or VI, as applicable; and

(vii) such other documents as any other Party may reasonably request for the purpose of facilitating the consummation or performance of any of the Contemplated Transactions.

(c) The AEI Parties shall collectively deliver:

(i) To YPH on behalf of all of the Investors, and to the Company, a certificate of the Secretary of AEI dated as of the Closing Date, in form and substance satisfactory to YPH and the Company (A) attaching and certifying copies of any resolutions of the Board of Directors of AEI relating to this Agreement, the other Transaction Documents or the Contemplated Transactions, (B) certifying the name, title and true signature of each officer of AEI executing or authorized to execute this Agreement, the Transaction Documents, and such other documents, instruments and certifications required or contemplated hereby or thereby, and (C) attaching and certifying (1) a true, correct and complete copy of the Articles of Incorporation of AEI as in effect as of the Closing Date, certified by the Secretary of State of the State of Georgia and (2) the Bylaws of AEI as in effect as of the Closing Date, (ii) a copy of the AEI Designation as filed with the Secretary of State of the State of Georgia and (iii) a certificate of good standing and legal existence of AEI, issued by the Secretary of State of the State of Georgia and dated within three Business Days of the Closing Date;

(ii) To YPH on behalf of all of the Investors, and to the Company, a certificate of the Secretary of AEI and each other AEI Party, dated as of the Closing Date, in form and substance satisfactory to YPH and the Company; certifying that the matters set forth in Section 7.01(d), Section 7.01(e), Section 7.02(e) and Section 7.02(f), are true and correct;

(iii) To the Company, each of the Lease Assignment Agreement, the Contract Assignment Agreement, the Assets and Liabilities Assignment Agreement, in each case duly executed by an authorized officer of AEI and, with respect to the Lease Assignment Agreement, the consent attached thereto executed by the Lessor (as defined therein) and, with respect to the Contract Assignment Agreement, the consent attached thereto executed by Otsuka;

(iv)   To the Company, the Option Amendment Agreement, duly executed by Mr. McCormack;

(v) To the Company, the Employee Releases, in each case duly executed by each of the Athens Employees and AEI; and

(vi) such other documents as any other Party may reasonably request for the purpose of facilitating the consummation or performance of any of the Contemplated Transactions.

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Article III Representations and Warranties of The Company

The Company represents and warrants to each other Party as follows:

Section 3.01 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted, except, in each case, where the failure to be so organized, existing and in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or reasonably be expected to prevent, materially impair or materially delay the Company’s ability to consummate the Contemplated Transactions. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary except, in each case, where the failure to be so licensed and in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or reasonably be expected to prevent, materially impair or materially delay the Company’s ability to consummate the Contemplated Transactions. All corporate actions taken by the Company in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing. The Company has delivered to YPH copies of the Organizational Documents of the Company. The Company is not in default or in violation of any of its Organizational Documents. The Company has not conducted business under and has not otherwise used, for any purpose or in any jurisdiction, any legal, fictitious, assumed or trade name other than its prior legal names as filed with the Secretary of State of the State of Florida.

Section 3.02 Capitalization.

(a) The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, of which 14,154,564 shares are issued and outstanding and 20,000,000 shares of preferred stock, par value $0.001 per share, of which the terms and conditions may be determined by the Company Board (the “Preferred Stock”). 3,000,000 shares of the Preferred Stock have been designated as the Series A Convertible Preferred Stock of the Company (the “Series A Stock”).The Series A designation allows for conversion of Preferred Stock into Common Stock at a ratio of 2 for 1. There are 3,000,000 shares of Series A Stock issued and outstanding. 4,440,000 shares of the Preferred Stock have been designated as the Series B Convertible Preferred Stock of the Company (the “Series B Stock”), of which 4,440,000 shares of Series B Stock are issued and outstanding. The Series B Stock converts into shares of Common Stock on a 1 for 1 basis.

(b) No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Company Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Company Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Other than this Agreement, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

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(c) At the Closing, the Shares will not be issued in violation of any agreement, arrangement or commitment to which the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(d) Other than the options issued to Mr. McCormack and options issued to Martin Bell, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest therein. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares or any shares of Common Stock that many be issued pursuant to the exercise of the Warrant.

Section 3.03 Authority. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been, and the other Transaction Documents when signed will have been, duly executed and delivered by the Company and constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Neither the execution and delivery of this Agreement or of any of the Transaction Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or violate (A) any Organizational Document of the Company, or (B) any resolution adopted by the board of directors or the shareholders (or Persons exercising similar authority) of the Company;

(ii) to the Knowledge of the Company, contravene, conflict with, or violate, or give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions, or to exercise any remedy or obtain any relief under, any Law or Governmental Order to which the Company, or any assets owned or used by the Company, could be subject;

(iii) contravene, conflict with, violate, result in the loss of any benefit to which the Company is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by the Company or that otherwise relates to the business of, or any assets owned or used by, the Company, except to the extent that the forgoing would not cause a Company Material Adverse Effect;

(iv) cause any Investor or the Company to become subject to, or to become liable for payment of, any Tax, except to the extent that the forgoing would not cause a Company Material Adverse Effect;

(v) to the Knowledge of the Company, cause any assets owned or used by the Company to be reassessed or revalued by any Governmental Authority;

(vi) breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any Contract to which the Company is a party, except to the extent that the forgoing would not cause a Company Material Adverse Effect;

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(vii) result in the imposition or creation of any Encumbrance upon, or with respect to, any assets owned or used by the Company; or

(viii) result in, or give any other Person the right or option to cause or declare: (A) a loss of any rights pursuant to the License Agreement or (B) the grant, assignment, or transfer to any other Person of any license, Encumbrance, or other right or interest under, to, the License Agreement.

Section 3.04 Valid Issuance. The Shares, and the shares of Common Stock that may be issued pursuant the terms of the Warrant, are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act or other applicable laws.

Section 3.05 No Subsidiaries. Other than VI and AEI, the Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 3.06 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares and the issuance of any shares of Common Stock pursuant to the Warrant do not and will not: (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Company Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Company Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

Section 3.07 No Material Adverse Change. No event has occurred that would have a Company Material Adverse Effect.

Section 3.08 Litigation and Other Proceedings. There are no actions, suits, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a on the Company Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Company Material Adverse Effect. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by any Governmental Authority involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

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Section 3.09  Registration Rights. No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

Section 3.10 Investor’s Status. The Company acknowledges and agrees that each Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s purchase of the Company Securities. The Company further represents to each Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and Advisors.

Section 3.11  No General Solicitation; No Integrated Offering. Neither the Company, any Subsidiary, nor any of their respective Affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Company Securities. Neither the Company, any Subsidiary, nor any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of such offer and sale under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Company Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the principal trading market on which any of the securities of the Company are or will be listed or designated. The issuance and sale of the Company Securities hereunder does not contravene the rules and regulations of the Principal Market.

Section 3.12 Intellectual Property. The Company and the Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company does not own or utilize any other Intellectual Property, other than the pursuant to the License Agreement (as defined below). To the Knowledge of the Company there is no infringement by the Company and/or any Subsidiary of any material Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Knowledge of the Company, being threatened against, the Company and/or any Subsidiary regarding the infringement of any Intellectual Property, which could reasonably be expected to have a Company Material Adverse Effect.

Section 3.13  Environmental Laws. To Knowledge of the Company, the Company and each Subsidiary (i) is in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.14 Title. The Company and each Subsidiary has good and marketable title in fee simple to all real property owned by it, or leases such real property pursuant to valid and in-force (other than the Athens Lease) lease agreements, and has good and marketable title in all personal property owned by it that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company or any Subsidiary is held under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.

Section 3.15 Regulatory Permits. The Company and each Subsidiary possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and neither the Company, nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 3.16 Tax Status. The Company and each Subsidiary has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 3.17 Certain Fees. Other than as disclosed to YPH prior to the Effective Date, no brokerage or finder’s fees or commissions are or will be payable by the Company or VI to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. No Investor shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.17 that may be due in connection with the transactions contemplated by the Transaction Documents as a result of any agreement of the Company or VI.

Section 3.18 Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.19 No Disqualification Events. None of the Company, any Subsidiary, any of their predecessors, any affiliated issuer, any director, executive officer, other officer of the Company or any Subsidiary participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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Section 3.20 Money Laundering. The Company and each Subsidiary is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 3.21 Illegal or Unauthorized Payments; Political Contributions. Neither the Company, nor any Subsidiary has, nor, to the Knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company, any Subsidiary or any other business entity or enterprise with which the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company.

Section 3.22 Shell Company Status. The Company has never been and is not currently an issuer identified in Rule 144(i)(1)(i) under the Securities Act.

Section 3.23 License Agreement. VI is a party to a license agreement by and between the Company and Massachusetts General Hospital, dated as of May 8, 2013, as amended, pursuant to which VI licenses from Massachusetts General Hospital the CXCL12 technology and rights (the “License Agreement”). The License Agreement is in full force and effect and is valid and binding on the parties thereto in accordance with its terms and is in full force and effect, except to the extent that the enforceability thereof may be limited by the Enforceability Exceptions. Neither party to the License Agreement nor any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, the License Agreement. To the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under the License Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

Section 3.24 Taxes.

(a) All Tax Returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

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(e) All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid. The Company is not a party to any Action by any taxing authority. To the Knowledge of the Company, there are no pending or threatened Actions by any taxing authority. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. The Company is not a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement. The Company is not a party to, or bound by, any closing agreement or offer in compromise with any taxing authority. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company. The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise. The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. The Company is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 3.25 Books and Records. The minute books and stock record books of the Company from November 1, 2017 and the minute books and stock record books of VI (collectively, the “Books and Records”) all of which have been made available to YPH, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The Books and Records contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company in all material respects for the period covered, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in the Books and Records for the periods covered. At the Closing, all of the Books and Records will be in the possession of the Company.

Section 3.26 Contributed Assets. The Company holds the Contributed Assets free and clear of any Liens, claims or encumbrances and, upon the Closing, AEI shall receive clear and beneficial title thereto.

Section 3.27 Legal Proceedings. There are no Actions pending or, to the Knowledge of the Company, threatened against or by the Company or any of its Affiliate of that challenge or seek to prevent, enjoin or otherwise delay the Contemplated Transactions. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 3.01 Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to any other Party pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article IV Representations and Warranties of THE INVESTORS

Each Investor, severally and not jointly and severally, and only with respect to the Company Securities to be acquired by such Investor, represents and warrants to each other Party as follows:

Section 4.01 Organization and Authority. Such Investor is a natural person or is an entity duly organized, validly existing and in good standing under the Laws of the State of its organization. Such Investor has full power and authority to enter into this Agreement and the other Transaction Documents to which such Investor is a party, to carry out its obligations hereunder and thereunder and to consummate the Contemplated Transactions except, in each case, where the failure to be so organized, existing and in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect or reasonably be expected to prevent, materially impair or materially delay such Investor’s ability to consummate the Contemplated Transactions. The execution and delivery by such Investor of this Agreement and any other Transaction Documents to which such Investor is a party, the performance by such Investor of its obligations hereunder and thereunder and the consummation by such Investor of the Contemplated Transactions have been duly authorized by all requisite corporate action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Enforceability Exceptions. When each other Transaction Document to which such Investor is or will be a party has been duly executed and delivered by such Investor (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of such Investor enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Enforceability Exceptions.

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Section 4.02 No Conflicts; Consents.

(a) The execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Contemplated Transactions, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of such Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Investor; or (c) require the consent, notice or other action by any Person under any Contract to which such Investor is a party except to the extent that the forgoing would not cause an Investor Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Investor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the Contemplated Transactions. Such Investor has provided to the Company and to AEI true and complete copies of the Organizational Document of such Investor as in effect as of the Effective Date. such Investor is not in default or in violation of any of its Organizational Documents.

Section 4.03 Intent. Such Investor is entering into this Agreement for its own account, and such Investor has no present arrangement (whether or not legally binding) or view at any time to sell the Shares or any of the shares of Common Stock that may be acquired upon exercise of the Warrant to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that such Investor reserves the right to dispose of the Shares and any of the shares of Common Stock that may be acquired upon exercise of the Warrant at any time in accordance with federal and state securities laws applicable to such disposition.

Section 4.04 No Legal Advice. Such Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Except with respect to the representations, warranties and covenants contained in this Agreement, such Investor is relying solely on such counsel and Advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 4.05 Accredited Investor.

(a) Such Investor is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act, and such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Company Securities. such Investor acknowledges that an investment in the Company Securities is speculative and involves a high degree of risk and has carefully researched and reviewed and understands the risks of, and other considerations relating to the purchase of the Company Securities.

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(b) Such Investor and Advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Company Securities which have been requested by such Investor or its Advisors. such Investor and its Advisors, if any, have been afforded the opportunity to ask questions of the Company regarding its business and affairs.

(c) Such Investor and its Advisors, as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Company Securities to evaluate the merits and risks of an investment in the Company Securities and the Company and to make an informed investment decision with respect thereto.

(d) Such Investor understands that no United States federal or state agency or any other government or Governmental Authority has passed on or will pass on, or has made or will make, any recommendation or endorsement of the Company Securities, or the fairness or suitability of the investment in the Company Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Company Securities.

(e) such Investor understands that: (i) the Shares and any shares of Common Stock that many be issued pursuant to the exercise of the Warrant have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) are sold pursuant to Rule 144.

(f) such Investor understands that, until the Shares and any shares of Common Stock that many be issued pursuant to the exercise of the Warrant are registered for resale pursuant to the Securities Act, the certificates or other instruments representing the Shares and any shares of Common Stock that many be issued pursuant to the exercise of the Warrant shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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(g) Such Investor has adequate means of providing for such Investor’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Company Securities for an indefinite period of time, and after purchasing the Company Securities such Investor will be able to provide for any foreseeable current needs and possible personal contingencies. such Investor must bear and acknowledges the substantial economic risks of the investment in the Company Securities including the risk of illiquidity and the risk of a complete loss of this investment.

(h) Such Investor understands that the Company Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Company Securities.

(i) Such Investor has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

Section 4.06 Not an Affiliate. To such Investor’s knowledge, such Investor is not an officer, director or “affiliate” (as such term is defined in Rule 405 of the Securities Act) of the Company. Such Investor is not a director, executive officer, other officer of the Company, a beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor a promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale of the Company Securities and is not subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

Section 4.07 Manner of Sale. At no time was such Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertisement regarding the Company Securities, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Company Securities and is not subscribing for the Company Securities and did not become aware of the offering of the Company Securities through or as a result of any seminar or meeting to which such Investor was invited by, or any solicitation of a subscription by, a person not previously known to such Investor in connection with investments in securities generally.

Section 4.08 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions or any other Transaction Document based upon arrangements made by or on behalf of such Investor.

Section 4.09 Legal Proceedings. There are no Actions pending or, to the knowledge of such Investor, threatened against or by such Investor or any of its Affiliates of that challenge or seek to prevent, enjoin or otherwise delay the Contemplated Transactions. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 4.10 Full Disclosure. No representation or warranty by such Investor in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to any other Party pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

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Article V REPRESENtations and warranties of aei

AEI and each of the AEI Parties, jointly and severally, represent to each other Party as follows:

Section 5.01 Organization, Authority and Qualification of AEI. AEI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted, except, in each case, where the failure to be so organized, existing and in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have an AEI Material Adverse Effect or reasonably be expected to prevent, materially impair or materially delay AEI’s ability to consummate the Contemplated Transactions. AEI is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary except, in each case, where the failure to be so licensed and in good standing (or the equivalent thereof) would not, individually or in the aggregate, reasonably be expected to have an AEI Material Adverse Effect or reasonably be expected to prevent, materially impair or materially delay AEI’s ability to consummate the Contemplated Transactions. All corporate actions taken by AEI in connection with this Agreement and the other Transaction Documents will be duly authorized on or prior to the Closing. AEI has delivered to YPH copies of the Organizational Documents of AEI. AEI is not in default or in violation of any of its Organizational Documents. AEI has not conducted business under and has not otherwise used, for any purpose or in any jurisdiction, any legal, fictitious, assumed or trade name other than its prior legal names as filed with the Secretary of State of the State of Florida.

Section 5.02 Capitalization.

(a) The authorized capital stock of AEI consists of 2,000 shares of common Stock, par value $0.0001 per share (the “AEI Common Stock”), of which no shares are issued and outstanding as of the Effective Date, but 1,600 of which shall be issued at the Closing pursuant to the provisions of Section 2.06(c), and 400 shares of preferred stock, par value $0.0001 per share, of which the terms and conditions may be determined by Board of Directors of AEI Board and of which no shares are issued and outstanding as of the Effective Date, but all 400 of which shall be issued to the Company at the Closing pursuant to the provisions of Section 2.06(a). As of the Closing, the AEI Preferred Stock shall be the only designated preferred stock of AEI which has been designated by AEI, and all of the AEI Preferred Stock shall be owned by the Company.

(b) No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of AEI Common Stock, or contracts, commitments, understandings or arrangements by which AEI is or may become bound to issue additional shares of AEI Common Stock or Common Stock Equivalents (provided that for purposes of this Article V, the term “Common Stock” in the definition of “Common Stock Equivalents” shall be deemed to be replaced with “AEI Common Stock”). The issuance and sale of the AEI Preferred Stock will not obligate AEI to issue shares of AEI Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to AEI’s capital stock to which AEI is a party or, to the Knowledge of AEI, between or among any of AEI’s stockholders.

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(c) At the Closing, the AEI Preferred Stock and the AEI Common Stock will not be issued in violation of any agreement, arrangement or commitment to which any AEI Party is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(d) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of AEI or obligating AEI to issue or sell any shares of capital stock of, or any other interest in, AEI. AEI does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the AEI Preferred Stock.

Section 5.03 Authority. AEI has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by AEI and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of AEI or its Board of Directors or stockholders is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by AEI and constitutes a valid and binding obligation of AEI enforceable against AEI in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Neither the execution and delivery of this Agreement or of any of the Transaction Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or violate (A) any Organizational Document of AEI, or (B) any resolution adopted by the board of directors or the shareholders (or Persons exercising similar authority) of AEI;

(ii) to the Knowledge of AEI, contravene, conflict with, or violate, or give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions, or to exercise any remedy or obtain any relief under, any Law or Governmental Order to which AEI, or any assets owned or used by AEI, could be subject;

(iii) contravene, conflict with, violate, result in the loss of any benefit to which AEI is entitled under, or give any Governmental Authority the right to revoke, suspend, cancel, terminate, or modify, any Governmental Authorization held by AEI or that otherwise relates to the business of, or any assets owned or used by, AEI, except to the extent that the forgoing would not cause an AEI Material Adverse Effect;

(iv)   cause any Investor, the Company, VI or AEI to become subject to, or to become liable for payment of, any Tax, except to the extent that the forgoing would not cause on AEI Material Adverse Effect;

(v) to the Knowledge of AEI, cause any assets owned or used by AEI to be reassessed or revalued by any Governmental Authority;

(vi)   breach, or give any Person the right to declare a default or exercise any remedy or to obtain any additional rights under, or to accelerate the maturity or performance of, or payment under, or cancel, terminate, or modify, any Contract to which AEI is a party, except to the extent that the forgoing would not cause on AEI Material Adverse Effect;

(vii) result in the imposition or creation of any Encumbrance upon, or with respect to, any assets owned or used by AEI; or

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(viii) result in, or give any other Person the right or option to cause or declare: (A) a loss of any Intellectual Property, (B) the release, disclosure, or delivery of any Intellectual Property by or to any escrow agent or other Person, or (C) the grant, assignment, or transfer to any other Person of any license, Encumbrance, or other right or interest under, to, or in any Intellectual Property.

Section 5.04 Valid Issuance. The AEI Preferred Stock and the AEI Common Stock is duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by AEI, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act or other applicable laws.

Section 5.05 No Subsidiaries. AEI does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 5.06 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by AEI, and the consummation by AEI of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the AEI Preferred Stock and the AEI Common Stock, do not and will not: (a) result in a violation of AEI’s Organizational Documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of AEI, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which AEI is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to AEI or by which any property or asset of AEI is bound or affected, nor is AEI otherwise in violation of, conflict with or in default under any of the foregoing (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have on AEI Material Adverse Effect). The business of AEI is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have on AEI Material Adverse Effect. AEI is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents; provided that, for purposes of the representation made in this sentence, AEI is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

Section 5.07 No Material Adverse Change. No event has occurred that would have on AEI Material Adverse Effect.

Section 5.08 Litigation and Other Proceedings. There are no actions, suits, investigations, inquiries or proceedings pending or, to the Knowledge of AEI, threatened against or affecting AEI or any of its properties, nor has AEI received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have an AEI Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the Knowledge of AEI, requested of any court, arbitrator or governmental agency which would have an AEI Material Adverse Effect. There has not been, and to the Knowledge of AEI, there is not pending or contemplated, any investigation by any Governmental Authority involving AEI or any current or former director or officer of AEI.

Section 5.09 Registration Rights. No Person has any right to cause AEI to effect the registration under the Securities Act of any securities of AEI.

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Section 5.10 Company Status. AEI acknowledges and agrees that the Company is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. AEI further acknowledges that the Company is not acting as a financial advisor or fiduciary of AEI (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Company or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Company’s purchase of the AEI Preferred Stock. AEI further represents to the Company that AEI’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by AEI and its representatives and Advisors.

Section 5.11 No General Solicitation; No Integrated Offering. Neither AEI, nor any of its Affiliates, nor any Person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the AEI Preferred Stock or the AEI Common Stock. Neither AEI, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of such offer and sale under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the AEI Preferred Stock or the AEI Common Stock to be integrated with prior offerings by AEI.

Section 5.12 Intellectual Property. AEI and the Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of AEI’s material Intellectual Property has expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. To the Knowledge of AEI there is no infringement by AEI of any material Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Knowledge of AEI, being threatened against, AEI regarding the infringement of any Intellectual Property, which could reasonably be expected to have an AEI Material Adverse Effect.

Section 5.13 Environmental Laws. To Knowledge of AEI, AEI (i) is in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, an AEI Material Adverse Effect.

Section 5.14 Title. AEI has good and marketable title in fee simple to all real property owned by it, or leases such real property pursuant to valid and in-force lease agreements, and has good and marketable title in all personal property owned by it that is material to the business of AEI, in each case free and clear of all Liens and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by AEI and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by AEI is held under valid, subsisting and enforceable leases with which AEI is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by AEI.

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Section 5.15 Insurance. AEI is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of AEI believes to be prudent and customary in the businesses in which AEI is engaged. AEI has not been refused any insurance coverage sought or applied for, and AEI has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of AEI, taken as a whole.

Section 5.16 Regulatory Permits. AEI possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and AEI has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 5.17 Tax Status. AEI has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that AEI has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of AEI know of no basis for any such claim.

Section 5.18 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by AEI to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. No Investor shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.17 that may be due in connection with the transactions contemplated by the Transaction Documents as a result of any agreement of AEI.

Section 5.19 Investment Company. AEI is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.20 No Disqualification Events. None of AEI, any affiliated issuer, any director, executive officer, other officer of AEI participating in the offering contemplated hereby, any beneficial owner of 20% or more of AEI’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with AEI in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. AEI has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.21 Money Laundering. AEI is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

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Section 5.22 Illegal or Unauthorized Payments; Political Contributions. Neither AEI, nor, to the Knowledge of AEI, any of the officers, directors, employees, agents or other representatives of AEI or any other business entity or enterprise with which AEI is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of AEI.

Section 5.23 Shell Company Status. AEI has never been and is not currently an issuer identified in Rule 144(i)(1)(i) under the Securities Act.

Section 5.24 Legal Proceedings. There are no Actions pending or, to the Knowledge of AEI, threatened against or by AEI or any of its Affiliate of that challenge or seek to prevent, enjoin or otherwise delay the Contemplated Transactions. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 5.25 Full Disclosure. No representation or warranty by AEI in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to any other Party pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article VI REPRESENtations and warranties of THE AEI PARTIES

Each of Mr. McCormack, Mr. Gorlin and Mr. Farrahar, severally and not jointly, represents to each other Party as follows (and provided that for purposes of this Article VI, the term “AEI Parties” shall not include AEI):

Section 6.01 Organization, Authority and Qualification. Each AEI Party is an individual resident in their respective home states and has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by him and to carry on his business as it has been and is currently conducted

Section 6.02 Authority. Each AEI Party has the requisite power and authority to enter into and perform his obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by such AEI Party and the consummation by him of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of any Person is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by such AEI Party and constitutes a valid and binding obligation of such AEI Party enforceable against such AEI Party in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Neither the execution and delivery of this Agreement or of any of the Transaction Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), to the knowledge of such AEI Party, contravene, conflict with, or violate, or give any Governmental Authority or other Person the right to challenge any of the Contemplated Transactions, or to exercise any remedy or obtain any relief under, any Law or Governmental Order to which such AEI Party could be subject;

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Section 6.03 No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by such AEI Party, and the consummation by such AEI Party of the transactions contemplated hereby and thereby do not and will not: (a) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of such AEI Party, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which such AEI Party is a party, or (b) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such AEI Party or by which any property or asset of such AEI Party is bound or affected, nor is such AEI Party otherwise in violation of, conflict with or in default under any of the foregoing. Such AEI Party is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of his obligations under this Agreement or the other Transaction Documents.

Section 6.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contemplated Transactions or any other Transaction Document based upon arrangements made by or on behalf of such AEI Party.

Section 6.05 Legal Proceedings. There are no Actions pending or, to the knowledge of such AEI Party, threatened against or by such AEI Party or any of his Affiliates that challenge or seek to prevent, enjoin or otherwise delay the Contemplated Transactions. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

Section 6.06 Full Disclosure. No representation or warranty by such AEI Party in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to any other Party pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

Article VII Conditions to Closing

Section 7.01 Conditions to Each Investor’s Obligations to Close. The obligations of each Investor to consummate the Contemplated Transactions shall be subject to the fulfillment or written waiver by each Investor (each in its sole discretion), on or prior to the Closing Date, of each of the following conditions:

(a) There shall not have been any Company Material Adverse Effect or AEI Material Adverse Effect between the Effective Date and the Closing.

(b) All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than Section 3.02, which shall be true and correct in its entirety) when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects (with respect to all representations and warranties that are not qualified by materiality) and true correct in all respects (with respect to all representations and warranties that are qualified by materiality) as of such date.

(c) The Company shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by the Company under this Agreement at or prior to the Closing Date.

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(d) All of the representations and warranties of the AEI Parties contained in this Agreement shall be true and correct in all material respects (other than Section 5.02, which shall be true and correct in its entirety) when made and on and as of the Closing Date (with the same effect as though such representations and warranties had been made on and as of the Closing Date), except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects (with respect to all representations and warranties that are not qualified by materiality) and true correct in all respects (with respect to all representations and warranties that are qualified by materiality) as of such date.

(e) Each AEI Party shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by such AEI Party under this Agreement at or prior to the Closing Date.

(f)   The Company and YPH shall have agreed as to the number of Shares to be acquired by the Investors and the resulting number of shares of Common Stock to be subject to the Warrant(s), in each case as set forth in Section 2.02.

(g) The AEI Designation shall have been filed and shall have become effective and shall be effective as of the Closing Date.

(h) The Company shall have obtained the approval of the Contemplated Transactions by a majority of the members of the Company Board who do not have any material direct or indirect financial interest in or with respect to the Contemplated Transactions, and such approval shall not have been amended or withdraw, and the Company shall have provided evidence of such approval to YPH on behalf of all of the Investors.

(i) No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in YPH’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against any party hereto seeking to restrain or materially and adversely alter the Contemplated Transactions.

(j) The Company shall have delivered to YPH the items, executed certificates and instruments required by Section 2.08(b).

(k) The AEI Parties shall have delivered to YPH the items, executed certificates and instruments required by Section 2.08(c).

(l) Each Investor shall have obtained any approvals required from any Governmental Authorities as required in order to consummate the Contemplated Transactions.

Section 7.02 Conditions to the Company’s Obligations to Close. The obligations of the Company to consummate the Contemplated Transactions shall be subject to the fulfillment or written waiver by the Company (in its sole discretion), on or prior to the Closing Date, of each of the following conditions:

(a) The Company and YPH shall have agreed as to the number of Shares to be acquired by YPH and the resulting number of shares of Common Stock to be subject to the Warrant, in each case as set forth in Section 2.02.

(b) There shall not have been any AEI Material Adverse Effect between the Effective Date and the Closing.

(c) All of the representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects (with respect to all representations and warranties that are not qualified by materiality) and true correct in all respects (with respect to all representations and warranties that are qualified by materiality) as of such date.

(d) Each Investor shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by such Investor under this Agreement at or prior to the Closing Date.

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(e) All of the representations and warranties of the AEI Parties contained in this Agreement shall be true and correct in all material respects (other than Section 5.02, which shall be true and correct in its entirety) when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects (with respect to all representations and warranties that are not qualified by materiality) and true correct in all respects (with respect to all representations and warranties that are qualified by materiality) as of such date.

(f) Each AEI Party shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by such AEI Party under this Agreement at or prior to the Closing Date.

(g) The AEI Designation shall have been filed and shall have become effective and shall be effective as of the Closing Date.

(h) No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in the Company’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against any party hereto seeking to restrain or materially and adversely alter the Contemplated Transactions.

(i) The Investors shall have delivered to the Company the items, executed certificates and instruments required by Section 2.08(a).

(j) The AEI Parties shall have delivered to the Company the items, executed certificates and instruments required by Section 2.08(c).

(k) The Company shall have obtained any approvals required from any Governmental Authorities as required in order to consummate the Contemplated Transactions.

Section 7.03 Conditions to the AEI Parties’ Obligations to Close. The obligations of each AEI Party to consummate the Contemplated Transactions shall be subject to the fulfillment or written waiver by each such AEI Party (each in its sole discretion), on or prior to the Closing Date, of each of the following conditions:

(a) The Company and YPH shall have agreed as to the number of Shares to be acquired by YPH and the resulting number of shares of Common Stock to be subject to the Warrant, in each case as set forth in Section 2.02.

(b) All of the representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects (with respect to all representations and warranties that are not qualified by materiality) and true correct in all respects (with respect to all representations and warranties that are qualified by materiality) as of such date.

(c) The Investors shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by such Investor under this Agreement at or prior to the Closing Date.

(d) All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for such representations and warranties which are made as of a specified date, which shall be true and correct in all material respects (with respect to all representations and warranties that are not qualified by materiality) and true correct in all respects (with respect to all representations and warranties that are qualified by materiality) as of such date.

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(e) The Company shall have performed and observed in all material respects all covenants and agreements required to be performed and observed by the Company under this Agreement at or prior to the Closing Date.

(f) The AEI Designation shall have been filed and shall have become effective and shall be effective as of the Closing Date.

(g) No action, proceeding, claim or litigation shall have been commenced (or, threatened, if in any AEI Party’s commercially reasonable judgment such threat constitutes a colorable claim) by or before any Governmental Authority against any party hereto seeking to restrain or materially and adversely alter the Contemplated Transactions.

(h) The Investors shall have delivered to AEI the items, executed certificates and instruments required by Section 2.08(a).

(i) The Company shall have delivered to AEI the items, executed certificates and instruments required by Section 2.08(b);

(j) The AEI Parties shall have obtained any approvals required from any Governmental Authorities as required in order to consummate the Contemplated Transactions.

Article VIII Covenants

Section 8.01 Due Diligence.(a) Prior to Closing (the “Due Diligence Period”) YPH, on behalf of itself and the other Investors, shall conduct its due diligence review of the Company, the Company Securities and all other items required to be deliver to YPH pursuant to this Agreement (collectively, the “Diligence Items”), at its sole cost. The Company shall coordinate with YPH and shall provide reasonable assistance as may be required in connection therewith. YPH shall use its commercially reasonable efforts to cause its due diligence review to be completed during the Due Diligence Period, provided, however, that the Parties may agree, each in their sole discretion, to extend the Due Diligence Period beyond the date above, such agreement to be made in writing prior to the expiration of the Due Diligence Period. At the end of the Due Diligence Period, YPH shall provide a notification to the Company as to whether YPH’s due diligence review of the Diligence Items has been completed to YPH’s sole satisfaction. If YPH does not provide the Company with such notification, or if YPH provides the Company with a notification that YPH’s due diligence review of the Diligence Items has not been completed to YPH’s sole satisfaction, then this Agreement shall automatically terminate without any further action of the Parties unless otherwise agreed to by the Parties in writing, each in their sole discretion. If YPH provides the Company with a notification that YPH’s due diligence review of the Diligence Items has been completed to YPH’s sole satisfaction, then the Parties will proceed to Closing, subject to the satisfaction or waiver (as set forth herein) of the conditions to Closing as set forth herein

Section 8.02 Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the Contemplated Transactions or otherwise communicate with any news media without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

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Section 8.03 AEI Employees. Following the Closing, AEI shall provide to the Company and VI the services of the AEI employees to provide advisory and data interpretation consultations related to the studies performed for the Company. Such services shall be limited to no more than 8 hours as a pro bono activity and any services exceeding this time limit shall be charged to the Company at an hourly rate consistent with industry standards. In addition, the Company may contract with AEI for additional contract research services and the Company and AEI agree that any such additional services shall be billed by AEI to the Company at AEI’s cost plus 10%. Any such agreement shall be subject to a separate agreement to be reasonably negotiated and agreed to by the Company and AEI.

Section 8.04 Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Contemplated Transactions.

Article IX ReleAsE

Section 9.01 Release.

(a) Effective as of the Closing Date, and in consideration of the consummation of the transactions contemplated herein and the additional material benefit to be received by each Party in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, for itself, himself or herself and on behalf of each of its, his or her Related Persons, hereby unconditionally and irrevocably releases and forever discharges each other Party, and each of their respective individual, joint or mutual, past, present, and future Representatives, (individually, a “Releasee” and collectively, the “Releasees”) from any and all claims, counterclaims, setoffs, demands, Actions, causes of action, orders, obligations, contracts, agreements, debts, damages, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity (collectively, “Claims”), which such Party or its, his or her Related Persons now has, has ever had, or may hereafter have against any of the Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date, including any right to indemnification, reimbursement from, or payment by such Releasee or any of its Affiliates or Representatives, whether pursuant to any Contract, document or agreement, or otherwise and whether or not relating to Claims pending on, or asserted after, the Closing Date (collectively, and subject to Section 9.01(b), Section 9.01(c) and Section 9.01(d), the “Released Claims”); provided, however, that nothing contained in this Article IX will operate to waive or release any obligation of any Party arising under any of the Transaction Documents.

(b) Mr. Farrahar acknowledges and agrees that the “Released Claims” with respect to Mr. Farrahar, as between Mr. Farrahar and the Company or VI, include (i) any Claims that Mr. Farrahar may have against the Company or VI with respect to the portion of the CS Deferred Salaries payable to Mr. Farrahar and (ii) any Claims that Mr. Farrahar may have against the Company or VI with respect to the portion of the SCS Advances payable to Mr. Farrahar.

(c) Mr. McCormack acknowledges and agrees that the “Released Claims” with respect to Mr. McCormack, as between Mr. McCormack and the Company or VI, include (i) any Claims that Mr. McCormack may have against the Company or VI with respect to the portion of the CS Deferred Salaries payable to Mr. McCormack and (ii) any Claims that Mr. McCormack may have against the Company or VI with respect to the portion of the SCS Advances payable to Mr. McCormack.

(d) Mr. Gorlin acknowledges and agrees that the “Released Claims” with respect to Mr. Gorlin, as between Mr. Gorlin and the Company or VI, include any Claims that Mr. Gorlin may have against the Company or VI with respect to the portion of the SCS Advances payable to Mr. Gorlin.

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Section 9.02 No Assignment of Released Claims. Each Party represents and warrants to each Releasee that such Party has not transferred, assigned, or otherwise disposed of any part of or interest in any Released Claim.

Section 9.03 No Actions. Each Party hereby irrevocably covenants not to, directly or indirectly, assert any claim or demand, or commence, institute, or voluntarily aid in any way, or cause to be commenced or instituted, any Action of any kind against any Releasee based upon any Released Claim.

Section 9.04 No Admission of Liability. Each Party acknowledges and agrees that neither the execution nor existence of this Agreement constitutes in any manner whatsoever an admission of liability on the part of any Releasee for any Released Claim, and that such liability is specifically denied.

Article X Default and Termination

Section 10.01 Termination. This Agreement may be terminated at any time before the Closing Date as follows:

(a) by mutual written consent of all of the Parties;

(b) by any Party if there shall be in effect a final nonappealable order, judgment, injunction or decree entered by or with any Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions;

(c) by YPH if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Company or any AEI Party set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by the Company or such AEI Party, as applicable;

(d) by the AEI Parties, acting together, if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of any Investor or the Company set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by such Investor or the Company, as applicable;

(e) by the Company if there shall have been a breach in any material respect of any representation, warranty, covenant or agreement on the part of any Investor or any AEI Party set forth in this Agreement and such breach has not been cured within ten (10) days after receipt of notice of such breach by such Investor or such AEI Party, as applicable;

(f) by any Party if the Closing has not occurred by May 7, 2019, provided, however, that (i) if the Closing has not occurred by such date due to a breach of this Agreement by YPH, YPH shall not have the right to terminate this Agreement pursuant to this Section 10.01(f); (ii) if the Closing has not occurred by such date due to a breach of this Agreement by the Company, the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(f); and (iii) if the Closing has not occurred by such date due to a breach of this Agreement by any AEI Party, no AEI Party shall have the right to terminate this Agreement pursuant to this Section 10.01(f); or

(g) pursuant to the provisions of Section 8.01.

Section 10.02 Fees In the Event of Termination.

(a) In the event this Agreement is terminated by YPH pursuant to Section 10.01(c), the Company and the AEI Parties, jointly and severally, agree that they shall reimburse the Investors for their reasonable attorneys’ fees incurred in connection the Contemplated Transactions, up to a maximum amount of $100,000, to be equitably apportioned between the Investors based on their pro rata portion of the agreed Purchase Price that would have been paid by each Investor had the Closing occurred.

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(b) In the event this Agreement is terminated by the AEI Parties pursuant to Section 10.01(d) or by the Company pursuant to Section 10.01(e), the Investors, severally and not jointly, agree that they shall reimburse the Company and the AEI Parties for their reasonable attorneys’ fees incurred in connection the Contemplated Transactions, up to a maximum amount of $100,000, to apportioned between the Company and the AEI Parties as determined by Mr. Gorlin and with such amounts to be paid by the Investors pro rata based on the portion of the agreed Purchase Price that would have been paid by each Investor had the Closing occurred.

(c) The Parties rights pursuant to the provisions of this Section 10.02 shall be in addition to the Parties’ rights pursuant to Article XI.

Section 10.03 Effect of Termination. In the event of termination of this Agreement pursuant to this Article X, this Agreement (other than this Article X, Article XI and Article XII) shall become void and of no further force or effect with no liability on the part of any Party; provided, however, that nothing shall relieve any Party from liability for actual damages to the other Parties resulting from a breach of this Agreement by such Party prior to any such termination.

Article XI
Indemnification

Section 11.01 Survival.

(a) Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) after the Closing Date, and any claims for breach or violation of the representations and warranties shall survive the Closing for a period of eighteen (18) months. Notwithstanding the preceding sentence, any claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein.

(b) All covenants and agreements of the Parties contained herein shall survive the Closing for a period of five (5) years or for the period explicitly specified therein. Notwithstanding the preceding sentence, any claim commenced prior to any such expiration shall remain as a valid claim until finally resolved in accordance with the provisions herein..

Section 11.02 Indemnification by YPH. Subject to the other terms and conditions of this Article XI, YPH hereby agrees to, and shall, indemnify the Additional Investors, the Company, each AEI Party, and each of their respective Affiliates and Representatives (collectively, the “YPH Indemnitees”) against, and agree to hold each of YPH Indemnitees harmless from and against, and agree to pay and reimburse each of YPH Indemnitees for, any and all Losses, incurred or sustained by, or imposed upon, YPH Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of YPH contained in this Agreement, any Transaction Document or in any certificate or instrument delivered by or on behalf of YPH pursuant to this Agreement or pursuant to any Transaction Document, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by YPH pursuant to this Agreement or pursuant to any Transaction Document; or

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(c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with YPH (or any Person acting on its behalf) in connection with any Contemplated Transaction.

Section 11.03 Indemnification by Additional Investors. Subject to the other terms and conditions of this Article XI, each Additional Investor, severally and not jointly and severally, hereby agrees to, and shall, indemnify the Company, YPH, each other Additional Investor, each AEI Party, and each of their respective Affiliates and Representatives (collectively, the “Additional Investor Indemnitees”) against, and agree to hold each of Additional Investor Indemnitees harmless from and against, and agree to pay and reimburse each of Additional Investor Indemnitees for, any and all Losses, incurred or sustained by, or imposed upon, Additional Investor Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of such Additional Investor contained in this Agreement, any Transaction Document or in any certificate or instrument delivered by or on behalf of such Additional Investor pursuant to this Agreement or pursuant to any Transaction Document, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by such Additional Investor pursuant to this Agreement or pursuant to any Transaction Document; or

(c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with such Additional Investor (or any Person acting on its behalf) in connection with any Contemplated Transaction.

Section 11.04 Indemnification by the Company. Subject to the other terms and conditions of this Article XI, the Company hereby agrees to, and shall, indemnify each Investor, each AEI Party, and each of their respective Affiliates and Representatives (collectively, the “Company Indemnitees”) against, and agree to hold each of the Company Indemnitees harmless from and against, and agree to pay and reimburse each of the Company Indemnitees for, any and all Losses, incurred or sustained by, or imposed upon, the Company Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement, any Transaction Document or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement or pursuant to any Transaction Document, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement or pursuant to any Transaction Document; or

(c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with the Company or VI (or any Person acting on its behalf) in connection with any Contemplated Transaction.

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Section 11.05 Indemnification by AEI. Subject to the other terms and conditions of this Article XI, AEI hereby agrees to, and shall, indemnify the Company, each Investor, each AEI Party (other than AEI), and each of their respective Affiliates and Representatives (collectively, the “AEI Indemnitees”) against, and agree to hold each of the AEI Indemnitees harmless from and against, and agree to pay and reimburse each of the AEI Indemnitees for, any and all Losses, incurred or sustained by, or imposed upon, the AEI Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of AEI contained in this Agreement, any Transaction Document or in any certificate or instrument delivered by or on behalf of AEI pursuant to this Agreement or pursuant to any Transaction Document, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by AEI pursuant to this Agreement or pursuant to any Transaction Document;

(c) all Liabilities and obligations with respect to, related to, or arising from, the MSA, the First Work Order, and Additional Work Order, the Athens Lease, or any of the Contributed Assets or the Assumed Liabilities, whether with respect to any time period prior to or following the Closing;

(d) all Liabilities and obligations arising with respect to the Athens Employees arising on or following the Closing Date; or

(e) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with AEI (or any Person acting on its behalf) in connection with any Contemplated Transaction.

Section 11.06 Indemnification by the Other AEI Parties. Subject to the other terms and conditions of this Article XI, each AEI Party (other than AEI) hereby agrees, severally and not jointly, to, and shall, indemnify the Company, each Investor, each other AEI Party (other than the indemnifying AEI Party”), and each of their respective Affiliates and Representatives (collectively, the “AEI Party Indemnitees”) against, and agree to hold each of the AEI Party Indemnitees harmless from and against, and agree to pay and reimburse each of the AEI Party Indemnitees for, any and all Losses, incurred or sustained by, or imposed upon, the AEI Party Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the indemnifying AEI Party contained in this Agreement, any Transaction Document or in any certificate or instrument delivered by or on behalf of the indemnifying AEI Party pursuant to this Agreement or pursuant to any Transaction Document, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the indemnifying AEI Party pursuant to this Agreement or pursuant to any Transaction Document; or

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(c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any such Person with the indemnifying AEI Party (or any Person acting on its behalf) in connection with any Contemplated Transaction.

Section 11.07 Indemnification Procedures. The Party making a claim under this Article XI is referred to as the “Indemnified Party,” and the Party against whom such claims are asserted under this Article XI is referred to as the “Indemnifying Party.”

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 11.07(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 11.07(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 11.07(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to 0, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) calendar days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional Advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional Advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d) Cooperation. Upon a reasonable request by the Indemnifying Party, each Indemnified Party seeking indemnification hereunder in respect of any Direct Claim, hereby agrees to consult with the Indemnifying Party and act reasonably to take actions reasonably requested by the Indemnifying Party in order to attempt to reduce the amount of Losses in respect of such Direct Claim. Any costs or expenses associated with taking such actions shall be included as Losses hereunder.

Section 11.08 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article XI, the Indemnifying Party shall satisfy its obligations within fifteen (15) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds. The Parties agree that should an Indemnifying Party not make full payment of any such obligations within such fifteen (15) Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to ten percent (10%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

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Section 11.09 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 11.10 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

Section 11.11 Exclusive Remedy. Other than as set forth in Section 10.02, the indemnification provisions contained in this Article XI shall be the sole and exclusive remedy of the Parties with respect to the Contemplated Transactions for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements of the Parties or any other provision of this Agreement or arising out of the Contemplated Transactions, except (i) with respect to any equitable remedy to which such Party may be entitled to with respect to any claims or causes of action arising from the breach of any covenants or agreement of a Party that is to be performed subsequent to the Closing Date, or (ii) with respect to a Party, an actual and intentional fraud with respect to this Agreement and the Contemplated Transactions herein.

Section 11.12 Limitations on Damages.

(a) In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Contemplated Transactions for special, general, indirect, consequential, or punitive or exemplary damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

(b) Notwithstanding anything herein to the contrary, in the event that the Closing does not occur, no Indemnifying Party shall be liability to the Indemnified Parties (collectively) for any Losses (collectively) in excess of $500,000, and provided that any amounts paid to an Indemnified Party pursuant to the provisions of Section 10.02 shall be counted against such $500,000 amount.

(c) Notwithstanding anything herein to the contrary, in the event that the Closing occurs, no Indemnifying Party shall be liability to the Indemnified Parties (collectively) for any Losses (collectively) in excess of the Purchase Price paid by the Investors at the Closing.

Article XII Miscellaneous

Section 12.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

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Section 12.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a recipient as shall be specified in a notice given in accordance with this Section 12.02):

If to the Company or VI:

Vicapsys Life Sciences, Inc.

Attn: Steve Gorlin and Michael Yurkowsky

1735 Buford Hwy.

Ste 215-113

Cumming, GA 30041335

Emails: sgorlin@gorlincompanies.com

             michael@yp-group.com

With a copy, which shall not constitute notice, to each of:

Womble Bond Dickinson (US) LLP

Attn: G. Donald (“Don”) Johnson

Atlantic Station

271 17th Street, NW

Suite 2400

Atlanta, GA 30363-1017

Email: Don.Johnson@wbd-us.com

And

Steve Gorlin, via email only to sgorlin@gorlincompanies.com.

If to YPH:

YPH, LLC

Attn: Michael Yurkowsky

Federico Pier

1004 Plum Drive

Irving, TX 75063

Emails: michael@yp-group.com

              fpier@yp-group.com

With, in the case of the Company, VI or YPH, a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: jcacomanolis@anthonypllc.com

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If to any AEI Party:

Athens Encapsulation Inc.

Attn: Stephen McCormack

111 Riverbend Rd

Bldg 2438 Room 261

Athens GA 30602-1514

E-mail: smcormack@exela.com

With a copy to:

Steve Gorlin

Via email: sgorlin@gorlincompanies.com

If to any Additional Investor, to the address for notices as set forth on such Additional Investor’s counterpart signature page, with a copy to Anthony L.G., PLLC as set forth above.

Section 12.03 Counsel. The Parties acknowledge and agree that Anthony L.G., PLLC (“ALG”) has acted as counsel to both the Company and YPH and certain of the Additional Investors, and to certain of the AEI Parties in their positions as officers and directors of the Company as of the Effective Date, in connection with the Contemplated Transactions, and each of the Company and YPH have provided to ALG a conflict waiver with respect thereto. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the forgoing, notwithstanding such representation by ALG, and that ALG has advised each Party to retain separate counsel to review the Transactions Documents and the terms and conditions thereof and the terms and conditions of the Contemplated Transactions, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary.

Section 12.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 12.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the greatest extent possible.

Section 12.06 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and the statements in the body of this Agreement will control.

Section 12.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

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Section 12.08 No Third-party Beneficiaries. Except as provided in Article XI, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each of the Parties. The Parties acknowledge and agree that they shall reasonably cooperate on any modifications to the terms of the Lease Assignment Agreement, the Contract Assignment Agreement, the Assets and Liabilities Assignment Agreement, the Employee Releases and the Option Amendment Agreement as may reasonably be required as a result of any additional facts or circumstances as determined between the Effective Date and the Closing, with such modifications to be agreed by the Parties, each in their reasonable discretion. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by such Party. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 12.10 Dispute Resolution.

(a) If there is any dispute or controversy relating to this Agreement or any of the Contemplated Transactions (each, a “Dispute”), such Dispute shall be resolved in accordance with this this Section 12.10. For purposes of this Section 12.10, the AEI Parties shall collectively constitute one “Party”, the Company shall be deemed one “Party” and YPH and each of the Additional Investors shall be deemed one “Party.” In any such Dispute hereunder, and in any arbitration pursuant to this Section 12.10, AEI shall have the power to act for and to bind the AEI Parties.

(b) The Party claiming a Dispute shall deliver to each of the other Parties a written notice (a “Notice of Dispute”) that will specify in reasonable detail the dispute that the claiming Party wishes to have resolved. If the Parties to such Dispute are not able to resolve the Dispute within five (5) Business Days of a Party’s receipt of an applicable Notice of Dispute, then such Dispute shall be submitted to binding arbitration in accordance with this Section 12.10.

(c) Any arbitration hereunder shall be conducted in accordance with the rules of the American Arbitration Association then in effect. Each Party to the Dispute shall each select one arbitrator, and the arbitrators so selected shall select a final arbitrator, and the arbitrators so selected shall resolve the Dispute. The Parties acknowledge and agree that the number of initial arbitrators to be selected pursuant to the terms herein may vary depending on number of Parties to the Dispute. The arbitrators will be instructed to prepare in writing as promptly as practicable, and provide to each of the Parties to the Dispute such arbitrators’ determination, including factual findings and the reasons on which the determination was based. The decision of the arbitrators will be final, binding and conclusive and will not be subject to review or appeal and may be enforced in any court having jurisdiction over the Parties. Each Party shall initially pay its own costs, fees and expenses (including, without limitation, for counsel, experts and presentation of proof) in connection with any arbitration or other action or proceeding brought under this Section 12.10, and the fees of the arbitrators shall be share equally, provided, however, that the arbitrators shall have the power to award costs and expenses in a different proportion.

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(d) The arbitration shall be conducted in the City of Athens, Georgia.

Section 12.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(b) SUBJECT TO Section 12.10, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA, IN EACH CASE LOCATED IN THE PALM BEACH COUNTY, FLORIDA AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12.11(c).

Section 12.12 AEI Party’s Representative.

(a) Each AEI Party constitutes and appoints AEI as its representative and its true and lawful attorney in fact, with full power and authority in its name and on its behalf:

(i) to act on such AEI Party’s behalf in the absolute discretion of AEI with respect to all matters relating to this Agreement, including execution and delivery of any amendment, supplement, or modification of this Agreement and any waiver of any claim or right arising out of this Agreement; and

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(ii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions, and other instruments contemplated by or deemed advisable to effectuate the provisions of this Section 12.12.

(b) This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and will not be terminated by any act of any AEI Party or by operation of law, whether by the death or incapacity of any AEI Party or by the occurrence of any other event. Each AEI Party hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by AEI pursuant to this Section 12.12. Each AEI Party agrees that AEI shall have no obligation or liability to any Person for any action taken or omitted by AEI in good faith, and each AEI Party shall indemnify and hold harmless AEI from, and shall pay to AEI the amount of, or reimburse AEI for, any Loss that AEI may suffer, sustain, or become subject to as a result of any such action or omission by AEI under this Agreement.

(c) Each Investor and the Company shall be entitled to rely upon any document or other paper delivered by AEI as being authorized by each of the AEI Parties, and neither any Investor nor the Company, nor any of their respective affiliates shall be liable to any AEI Party for any action taken or omitted to be taken by any Investor or the Company based on such reliance.

Section 12.13 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 12.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

ViCapsys Life Sciences, Inc.

By:	/s/ Steven Gorlin
Name:	Steven Gorlin
Title:	Vice Chairman

ViCapsys, Inc.

By:	/s/ Steven Gorlin
Name:	Steven Gorlin
Title:	Chairman

YPH, LLC

By:	/s/ Michael W. Yurkowsky
Name:	Michael W. Yurkowsky
Title:	Member

Athens Encapsulation Inc.

By:	/s/ Stephen McCormack
Name:	Stephen McCormack
Title:	Chief Executive Officer and President

Stephen McCormack

By:	/s/ Stephen McCormack
Name:	Stephen McCormack

Steve Gorlin

By:	/s/ Steven Gorlin
Name:	Steven Gorlin

Charles Farrahar

By:	/s/ Charles Farrahar
Name:	Charles Farrahar

[Signature Page to Investment and Restructuring Agreement]

Annex 1

Form of Counterpart Signature Page

The undersigned hereby accepts, and becomes a party to, the Investment and Restructuring Agreement dated as of April 11, 2019, to which this Counterpart Signature Page is attached (the “Agreement”), for purposes of becoming an Additional Investor (as defined in the Agreement) thereto. The undersigned (i) shall be a “Party” to the Agreement for all purposes thereof, (ii) hereby makes the representations and warranties as set forth in Article IV of the Agreement; (iii) and agrees to be bound to all of the other provisions of the Agreement as a Party thereto, including, Article VII, Article VIII, Article X, Article XI, Article XI and Article XII. The undersigned hereby agrees that, at the Closing (as defined in the Agreement), the undersigned shall acquire the number of Shares of Common Stock as set forth below, at a price per share of $0.25, and a Warrant (as defined in the Agreement) for a corresponding number of shares of Common Stock as set forth in the Agreement. By its signature below the undersigned signifies its agreement to be bound by the terms and conditions of the Agreement.

Additional Investor name: ____________________________

By: ___________________________

Name: ___________________________

Title: ___________________________

Date: ______________, 2019

Number of shares of Common Stock (and Warrant for additional shares of Common Stock) to be acquired: ________

Total Purchase Price: $__________________________

Address for Notices:

_______________________________________

_______________________________________

_______________________________________

_______________________________________

Agreed and Accepted:
ViCapsys Life Sciences, Inc.

By:
Name:
Title:

[Signature Page to Investment and Restructuring Agreement]